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EXHIBIT 23.5--CONSENT OF BARNES & THORNBURG

BARNES & THORNBURG                         600 1st Source Bank Center
                                           100 North Michigan
                                           South Bend, Indiana 46601-1632 U.S.A.
                                           (219) 233-1171
                                           Fax (219) 237-1125

                                           March 3, 1999


Board of Directors
First Financial Bancorp
Third and High Street
Hamilton, Ohio  45011

                  Re: Form S-4 Registration Statement to be filed by First Financial Bancorp concerning merger of Sand Ridge Financial Corporation into First Financial Bancorp (the "Registration Statement")

Gentlemen:

         We consent to the use of our name under the caption "Legal M atters" in the Proxy Statement-Prospectus included in the Registration Statement and to the filing of this letter as an Exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     BARNES & THORNBURG